EXECUTION COPY









                        CPS AUTO RECEIVABLES TRUST 1998-4
                $ 32,500,000 5.473% Class A-1 Asset Backed Notes $ 77,500,000 5.790% Class A-2 Asset Backed Notes $ 81,375,000 5.740% Class A-3 Asset Backed Notes $100,000,000 5.690% Class A-4 Asset Backed Notes $ 18,625,000 5.890% Class A-5 Asset Backed Notes


                             UNDERWRITING AGREEMENT

                                                              December 2, 1998

Wheat First Securities, Inc. acting through
First Union Capital Markets, a division of
 Wheat First Securities, Inc.
One First Union Center, TW-9
301 South College Street
Charlotte, NC 28288-0610


Ladies and Gentlemen:

         CPS Receivables Corp. (the "Company"), a California corporation and wholly-owned subsidiary of Consumer Portfolio Services, Inc., a California corporation ("CPS"), proposes to sell to you in your capacity as the Underwriter (the "Underwriter"), $32,500,000 aggregate principal amount of CPS Auto Receivables Trust 1998-4 5.473% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $77,500,000 aggregate principal amount of 5.790% Asset Backed Notes, Class A-2 (the "Class A-2 Notes", $81,375,000 aggregate principal amount of 5.740% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), $100,000,000 aggregate principal amount of 5.690% Asset Backed Notes, Class A-4 (the "Class A-4 Notes") and $18,625,000 aggregate principal amount of 5.890% Asset Backed Notes, Class A-5 (the "Class A-5 Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes, the "Class A Notes" or "Notes"). The Notes will be issued by CPS Auto Receivables Trust 1998-4 (the "Trust") pursuant to the Indenture (the "Indenture") dated as of December 1, 1998 among the Trust and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The assets of the Trust will include, among other things, a pool of retail installment sale contracts and all rights and obligations thereunder (the "Receivables"), all payments received thereunder after October 21, 1998 (the "Cutoff Date"), security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables, certain bank accounts and the proceeds thereof, the Policy (for the benefit of the Class A Noteholders only) and the right of the Company to receive certain insurance proceeds and certain other property, all as more specifically described in the Sale and Servicing Agreement, dated as of December 1, 1998, among the Trust, CPS, as servicer (in such capacity, the "Servicer") the Company, as Seller, Loan Servicing Enterprise ("LSE"), as Backup Servicer, and Norwest Bank Minnesota, National Association, as Trustee. Loan Servicing Enterprise will act as the "Backup Servicer" for this transaction. The Company and CPS will also undertake to cause the Note Insurer to issue the Policy for the benefit of the Noteholders. A portion of the Receivables will be acquired from Samco Acceptance Corp. ("Samco") and Linc Acceptance Company LLC ("Linc"), which are affiliates of the Company.

         The Class A-1 Notes will be issued in an aggregate principal amount of $32,500,000 and will bear interest at an annual rate equal to 5.473% (the "Class A-1 Interest Rate"). The Class A-2 Notes will be issued in an aggregate principal amount of $77,500,000 and will bear interest at an annual rate equal to 5.790% (the "Class A-2 Interest Rate"). The Class A-3 Notes will be issued in an aggregate principal amount of $81,375,000 and will bear interest at an annual rate equal to 5.740% (the Class A-3 Interest Rate"). The Class A-4 Notes will be issued in an aggregate principal amount of $100,000,000 and will bear interest at an annual rate equal to 5.690% (the "Class A-4 Interest Rate"). The Class A-5 Notes will be issued in an aggregate principal amount of $18,625,000 and will bear interest at an annual rate equal to 5.890% (the "Class A-5 Interest Rate"). The aggregate principal amount of the Notes will equal 100 % of the aggregate principal balance of the Receivables as of the Cutoff Date. Calculations of interest for each Class of Notes will be in accordance with the provisions of the Sale and Servicing Agreement.

         To the extent not otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale and Servicing Agreement.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY, CPS, SAMCO AND LINC

         The Company, with respect to the Company, and CPS, with respect to CPS, Samco, with respect to Samco, and Linc, with respect to Linc, and both the Company and CPS in all other instances, each represents and warrants to, and agrees with the Underwriter, as of the date hereof and as of the Issuance, that:

         (a) CPS has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-63805), including a Base Prospectus, for registration of the offering and sale of the Class A Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "1933 Act Regulations") of the Commission thereunder which conforms with the requirements of the 1933 Act and the 1933 Act Regulations and has become and remains effective. CPS has complied, and is in compliance, with the conditions for the use of a Registration Statement on Form S-3. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations thereunder that have not been so filed. CPS may have filed with the Commission one or more amendments to such Registration Statement, and may have used a Preliminary Final Prospectus, each of which has been previously furnished to the Underwriter. The offering of the Class A Notes is a Delayed Offering and, although the Base Prospectus may not include all the information with respect to the Class A Notes and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Final Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company will hereafter file with the Commission pursuant to Rules 415 and 424(b), a final supplement to the Base Prospectus relating to the Class A Notes and the offering thereof. As filed, such final supplement shall include all required information required by the 1933 Act and the 1933 Act Regulations with respect to the Class A Notes and, except to the extent the Underwriter shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein.

         (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (as supplemented and amended as of the Closing Date) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented and amended in the case of the Closing Date) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that none of CPS, the Company, Samco or Linc makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information specified in Section 9 furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement or amendment thereto), or the information regarding the Note Insurer set forth under the heading "THE INSURER" in or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus, or the Computational Materials (as defined in Section 3(b)(ii) hereof) except as it relates to the failure of Company Provided Information (as defined in Section 9(a)(ii) hereof) to be accurate in all material respects.

         (c) The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Base  Prospectus"  shall mean the  prospectus  referred to in
         Section 1(a) hereof contained in the Registration Statement at the Effective Date.

                  "Delayed Offering" shall mean the offering of the Notes pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the Notes.

                  "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment(s) thereto became or become effective and each date on and after the date hereof on which a document incorporated by reference in the Registration Statement is filed by the Company.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time (the "Prospectus Supplement"), together with the Base Prospectus including all documents incorporated therein by reference, exhibits, financial statements and notes thereto and related schedules and other statistical and financial data and information included therein, as amended.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with any supplement thereto, distributed from time to time.

                  "Prospectus" shall mean, collectively, the Base Prospectus, any Preliminary Final Prospectus and the Final Prospectus.

                  "Registration Statement" shall mean (i) the Registration Statement referred to in Section 1(a) hereof, including all documents incorporated therein by reference, exhibits, financial statements and notes thereto and related schedules and other statistical and financial data and information included therein, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective); (ii) in the event any post-effective amendment thereto becomes effective prior to the Closing Date, such Registration Statement as so amended; and (iii) in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, such Registration Statement as so modified by the Rule 462(b) Registration Statement, from and after the effectiveness thereof. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the 1933 Act.

                  "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" means a Registration Statement filed pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement (File No. 333-63805).

         Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment"' or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (d) Each of the Company and CPS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (e) Samco is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (f) Linc is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and is duly qualified to transact business as a foreign entity in each jurisdiction in which it is required to be so qualified and in which failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (g) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders' equity, business or properties, or results of operations of the Company, CPS, Samco or Linc or the Company's or CPS's, Samco's or Linc's ability to perform its obligations under this Agreement, the Indenture, the Trust Agreement or the Sale and Servicing Agreement or any of the other Basic
Documents (as defined below), other than as set forth or incorporated by reference in the Registration Statement or as set forth in the Final Prospectus, as of such respective date.

         (h) Except for the registration of the Class A Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Sale and Servicing Agreement or any of the other Basic Documents, except such as have been duly made or obtained or as will be duly made or obtained on or before the Closing Date. (i) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Notes, nor instituted proceedings for that purpose (and no proceedings for such purpose are, to the knowledge of the Company or CPS, contemplated). No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has, to the knowledge of the Company or CPS, been issued which would prevent the issuance of the Notes. The Registration Statement contains, and the Final Prospectus together with any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the 1933 Act and the 1933 Act Regulations.

         (j) The documents (other than the financial statements of the Insurer, as to which no representation is made by CPS or the Company) which are incorporated by reference in the Registration Statement and the Final Prospectus or from which information is so incorporated by reference, as of the dates thereof and the dates they were filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (k) Each of the Company, CPS, Linc and Samco confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and each of the Company, CPS, Linc and Samco further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information included in the Final Prospectus, if any, concerning either the Company's, CPS's, Linc's or Samco's business with Cuba or with any person or affiliate located in Cuba changes in any material way, each of the Company, CPS, Linc and Samco, as the case may be, will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (l) All representations and warranties of the Company, CPS, Linc and Samco contained in each of the Basic Documents, including this Agreement, are now, and will be true and correct in all material respects when delivered, as of the date hereof, and as of the Closing Date and are hereby incorporated by reference as if each such representation and warranty were specifically made herein.

         (m) Each of the Company, CPS, Linc and Samco has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement, the Certificate Purchase Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the CPS Purchase Agreement, the Samco Purchase Agreement, the Linc Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Spread Account Agreement, the Lockbox
Agreement, the Backup Servicing Agreement and the Servicing and Lock-Box Processing Assumption Agreement (collectively, the "Basic Documents"), and to consummate the transactions contemplated hereby and thereby.

         (n) The Notes will conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus. On or before the Closing Date, the direction by the Company to the Trustee to authenticate the Notes will have been duly authorized by the Company, the Notes will have been duly executed and delivered by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be duly issued and will entitle the holder thereof to the benefits and security afforded by the Indenture.

         (o) This Agreement and each Basic Document to which the Company, CPS, Samco or Linc is a party has been duly authorized, executed and delivered by each of the Company, CPS, Linc and Samco, as applicable, and constitutes a valid and binding agreement of each of the Company, CPS, Linc and Samco, as applicable, enforceable against the Company, CPS, Linc and Samco in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

         (p) None of the Company, CPS, Samco or Linc is in breach or violation of its Articles of Incorporation, Charter or Certificate of Formation, as applicable, or By-Laws or Limited Liability Company Agreement, as applicable, or in default in the performance or observance of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation, order or ordinance of any governmental body having jurisdiction over it, which breach or violation would have a material adverse effect on the ability of the Company or CPS or Samco or Linc to perform its obligations under any of the Basic Documents or the Notes.

         (q) The issuance and delivery of the Notes, the consummation of any other of the transactions contemplated herein or in the Indenture, the Trust Agreement, the Sale and Servicing Agreement or in any of the other Basic Documents or the fulfillment of the terms of this Agreement, the Indenture, the Trust Agreement, or the Sale and Servicing Agreement or any of the other Basic Documents, subject to the registration of the Class A Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, do not and will not conflict with or violate any term or provision of the Articles of Incorporation, Charter or Certificate of Formation, as applicable, or By-Laws or Limited Liability Company Agreement of the Company, CPS, Samco or Linc, any statute, order or regulation applicable to the Company, CPS, Samco or Linc of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, CPS, Samco or Linc and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, CPS, Samco or Linc (other than in favor of the Trustee, the Owner Trustee or as otherwise permitted under the Indenture or the Sale and Servicing Agreement) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, CPS, Samco or Linc is a party or by which the Company, CPS, Samco or Linc may be bound or to which any of the property or assets of the Company, CPS, Samco or Linc may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Company, CPS, Samco or Linc or materially adverse to the transactions contemplated by this Agreement or the Basic Documents.

         (r) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the other Basic Documents and the Notes have been or will have been paid at or prior to the Closing Date.

         (s) The CPS Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of California, which is the State in which the chief executive office of CPS is located. The Samco Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of Texas, which is the State in which the chief executive office of Samco is located. The Linc Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of Connecticut, which is the State in which the chief executive office of Linc is located.

         (t) Under generally accepted accounting principles and for all tax purposes, CPS will report its transfer of the CPS Receivables to the Company pursuant to the CPS Purchase Agreement as a sale of the CPS Receivables, Samco will report its transfer of the Samco Receivables to the Company pursuant to the Samco Purchase Agreement as a sale of the Samco Receivables, Linc will report its transfer of the Linc Receivables to the Company pursuant to the Linc Purchase Agreement as a sale of the Linc Receivables and the Company will report its transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement as a sale of the Receivables. Each of CPS and the Company has been advised by KPMG Peat Marwick, Certified Public Accountants, that the transfers pursuant to the CPS Purchase Agreement, the Samco Purchase Agreement and the Linc Purchase Agreement will be so classified under generally accepted accounting principles in accordance with Statement No. 125 of the Financial Accounting Standards Board (June 1996).

         (u) Pursuant to the CPS Purchase Agreement, the Samco Purchase Agreement and the Linc Purchase Agreement, CPS, Samco and Linc are transferring to the Company ownership of the Receivables, the security interests in the Financed Vehicles securing the Receivables, certain other property related to the Receivables and the proceeds of each of the forecoming (collectively, the "Trust Property"). Immediately prior to the transfer of any CPS Receivables to the Company, CPS will be the sole owner of all right, title and interest in, and will have good and marketable title to, the CPS Receivables. Immediately prior to the transfer of any Samco Receivables to the Company, Samco will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Samco Receivables. Immediately prior to the transfer of any Linc Receivables to the Company, Linc will be the sole owner of all right, title and interest in, and has good and marketable title to, the Linc Receivables. The assignment of the Receivables, including all the other Conveyed Property including the proceeds thereof, to the Company pursuant to the Purchase Agreements, vests in the Company all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

         (v) Immediately prior to the transfer of any Receivables to the Trust, the Company will be the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other Trust Property. The assignment of the Receivables and the other Trust Property, including all the proceeds thereof, to the Trust pursuant to the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances

         (w) Immediately prior to the transfer of any Receivables to the Trust, the Company's interest in such Receivables and the proceeds thereof shall have been perfected, UCC-1 financing statements (the "Financing Statements") (i) evidencing the transfer of the CPS Receivables to the Company shall have been filed in the Office of the Secretary of State of the State of California (the "CPS Financing Statement"), (ii) evidencing the transfer of the Samco Receivables to the Company shall have been filed in the Office of the Secretary of State of the State of Texas (the "Samco Financing Statement"), (iii) evidencing the transfer of the Linc Receivables to the Company shall have been filed in the Office of the Secretary of State of the State of Connecticut (the "Linc Financing Statement"), (iv) evidencing the transfer of the Receivables by the Company to the Trust shall have been filed in the Office of the Secretary of State of the State of California (the "Company Financing Statement"), and (v) evidencing the pledge of the Receivables by the Trust to the Trustee shall have been filed in the Office of the Secretary of State of the State of Delaware (the "Trust Financing Statement") and there shall be no unreleased statements affecting the Receivables filed in any such office other than the Financing Statements.

         (x) If a court concludes that (i) the transfer of the CPS Receivables from CPS to the Company is a sale, then the interest of the Company in the CPS Receivables and the proceeds thereof, will be perfected by virtue of the CPS Financing Statement having been filed in the office of the Secretary of State of the State of California and possession of the chattel paper evidencing such Receivables by the Trustee, (ii) the transfer of the Samco Receivables from Samco to the Company is a sale, then the interest of the Company in the Samco Receivables and the proceeds thereof, will be perfected by virtue of the Samco Financing Statement having been filed in the office of the Secretary of State of the State of Texas and possession of the chattel paper evidencing such Receivables by the Trustee or (iii) the transfer of the Linc Receivables from Linc to the Company is a sale, then the interest of the Company in the Linc Receivables and the proceeds thereof, will be perfected by virtue of the Linc Financing Statement having been filed in the office of the Secretary of State of the State of Connecticut and possession of the chattel paper evidencing such Receivables by the Trustee.

         (y) If a court concludes that (i) the transfer of the CPS Receivables from CPS to the Company is not a sale, the CPS Purchase Agreement and the transactions contemplated thereby constitute a grant by CPS to the Company of a valid security interest in the CPS Receivables and the proceeds thereof, which security interest will be a first priority perfected security interest by virtue of the CPS Financing Statement having been filed in the office of the Secretary of State of the State of California and possession of the chattel paper evidencing such Receivables by the Trustee, (ii) the transfer of the Samco Receivables from Samco to the Company is not a sale, the Samco Purchase Agreement and the transactions contemplated thereby constitute a grant by Samco to the Company of a valid security interest in the Samco Receivables and the proceeds thereof, which security interest will be a first priority perfected security interest by virtue of the Samco Financing Statement having been filed in the office of the Secretary of State of the State of Texas and possession of the chattel paper evidencing such Receivables by the Trustee and (iii) the transfer of the Linc Receivables from Linc to the Company is not a sale, the Linc Purchase Agreement and the transactions contemplated thereby constitute a grant by Linc to the Company of a valid security interest in the Linc Receivables and the proceeds thereof, which security interest will be a first priority perfected security interest by virtue of the Linc Financing Statement having been filed in the office of the Secretary of State of the State of Connecticut and possession of the chattel paper evidencing such Receivables by the Trustee. No filing or other action, other than the filing of the Financing Statements in the offices of the Secretaries of State of the States of California, Texas and Connecticut referred to above and the execution and delivery of the Purchase Agreements, is necessary to perfect the interest or the security interest of the Company in the Receivables and the proceeds thereof against third parties.

         (z) If a court concludes that the transfer of the Receivables from the Company to the Trust is a sale, then the interest of the Trust in the Receivables, the other Trust Property and the proceeds thereof, will be a first priority perfected security interest by virtue of the Company Financing Statement having been filed in the office of the Secretary of State of the State of California and possession of the chattel paper evidencing such Receivables by the Trustee. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Company to the Trust of a valid security interest in the Receivables, the other Trust Property and the proceeds thereof, which security interest will be a first priority perfected security interest by virtue of the Company Financing Statement having been filed in the office of the Secretary of State of the State of California and possession of the chattel paper evidencing such Receivables by the Trustee. No filing or other action, other than the filing of the Company Financing Statement in the office of the Secretary of State of the State of California referred to above, the execution and delivery of the Sale and Servicing Agreement, is necessary to perfect the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

         (aa) The security interest of the Trustee in the Receivables, the other Trust Property and the proceeds thereof, will be a first priority perfected security interest by virtue of the Trust Financing Statement having been filed in the office of the Secretary of State of the State of Delaware and possession of the chattel paper evidencing such Receivables by the Trustee. The Indenture and the transactions contemplated thereby constitute a grant by the Trust to the Trustee of a valid security interest in the Receivables, the other Trust Property and the proceeds thereof, which security interest will be a first priority perfected security interest by virtue of the Trust Financing Statement having been filed in the office of the Secretary of State of the State of Delaware and possession of the chattel paper evidencing such Receivables by the Trustee No filing or other action, other than the filing of the Trust Financing Statement in the office of the Secretary of State of the State of Delaware referred to above, the execution and delivery of the Indenture and possession of the chattel paper evidencing such Receivables by the Trustee, is necessary to perfect the security interest of the Trustee in the Receivables and the proceeds thereof against third parties.

         (bb) None of the Company, CPS, Samco, Linc, or the Trust is required to be registered as an "investment company" under the Investment Company Act.

         (cc) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         (dd) Except as disclosed in the Final Prospectus, there are no actions, suits, proceedings or investigations pending, to the actual knowledge of the Company, CPS, Samco or Linc, or threatened against the Company, CPS, Samco or Linc before any court, administrative agency or other tribunal (A) asserting the invalidity of the Basic Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Basic Documents, (C) which would reasonably be expected to materially and adversely affect CPS, the Company, Samco, Linc or the Trust, (D) which would reasonably be expected to materially and adversely affect the Basic Documents or the Notes, (E) which would reasonably be expected to adversely affect the federal income tax attributes of the Notes described in the Prospectus, or (F) which would reasonably be expected to have a material adverse effect upon the transactions contemplated herein and in the other Basic Documents.

         (ee) Each of the Company, CPS, Samco and Linc has all licenses, permits and consents necessary to conduct its business as presently conducted and to perform its obligations under this Agreement and the Basic Documents and none of CPS, Samco, Linc or the Company has received notice of any pending or threatened revocation thereof (except, in any case, to the extent that the failure to have same is not reasonably likely to have a material adverse effect on the ability of such party to so conduct its business or to perform its obligations under this Agreement and the Basic Documents).

         (ff) As of the Closing Date and each date of purchase of Receivables thereafter, neither CPS or the Company, as the case may be, nor any Person acting on CPS or the Company's, as the case may be, behalf will have offered, transferred, pledged, sold or otherwise disposed of any of its right, title and interest in the Receivables, the Basic Documents other than as contemplated by this Agreement, and the Basic Documents; and upon the execution and delivery of the Basic Documents and the execution and delivery of the Notes, CPS or the Company, as the case may be, will have taken all necessary steps to convey good and marketable title to the Notes to the Underwriter, in each case free and clear of any Liens.

         (gg) Except as disclosed in the Final Prospectus, each of CPS, the Company, Samco, and Linc, as the case may be, is unaware of any facts or circumstances, other than facts or circumstances affecting (i) originators of sub-prime automobile retail installment sale contracts, (ii) issuers of asset-backed securities secured by sub-prime automobile retail installment sale contracts, or (iii) issuers of securities, generally, that would materially adversely affect CPS', the Company's, Samco's, and Linc's, as the case may be, ability to perform its obligations under the Basic Documents or its obligations with respect to the Receivables.

         (hh) Except as disclosed in the Final Prospectus or in the most recent report filed on Form 10Q (the "Form 10Q"), there has not been any material adverse change in the business, operations, financial condition, properties or assets of CPS, the Company, Samco and Linc since September 30, 1998. The financial statements included therein (together with notes and schedules, if any, thereto) fairly present the financial condition of CPS, the Company, Samco and Linc, as of the dates indicated, for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during such periods, except as indicated therein. Since the date of the latest audited financial statements (together with the notes and schedules, if any, thereto) previously delivered to the Underwriter, any of CPS, the Company, Samco and Linc have not sustained any material loss or interference with its business from court or governmental action, order or decree, or otherwise, and, there has not been any material reduction in the income or capital of the respective entities (as such terms are used in the audited financial statements of CPS, the Company, Samco and Linc) or a material adverse change in the financial condition of CPS, the Company, Samco and Linc or any material adverse change, or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position or results of operations of CPS, the Company, Samco and Linc, which would adversely affect the ability of CPS, the Company, Samco and Linc to perform their obligations hereunder or under the other Basic Documents, except as otherwise set forth or incorporated by reference in the Registration Statement (including, without limitation, the 10Q) or as set forth in the Final Prospectus, as of the date of the Final Prospectus.

2.       PURCHASE, SALE AND DELIVERY OF THE NOTES.

         Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Company the initial principal amount of the Notes set forth in Schedule I hereto, at the purchase price specified in Schedule I with respect to each Class of Notes.

         The Company will deliver against payment of the purchase price the Class A Notes in the form of one or more permanent global Notes in definitive form (the "Global Notes") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Final Prospectus. Payment for the Notes will be made by the Underwriter by wire transfer of same day funds to an account previously designated to the Underwriter by the Company at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, at 10:00 a.m. (New York time) on December 4, 1998, or at such other time as is mutually agreed (such time being herein referred to as the "Closing Date") against delivery of the Global Notes representing all of the Notes. The Notes will be made available for inspection at the above office of Mayer, Brown & Platt at least 24 hours prior to the Closing Date.

         As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, California and Minnesota are open for business and are not permitted by law or executive order to be closed.

3.       OFFERING BY THE UNDERWRITER.

         (a) The Company and CPS are advised by the Underwriter that it proposes to make a public offering of the Class A Notes, as set forth in the Final Prospectus, from time to time as and when the Underwriter deems advisable after the Effective Date of the Registration Statement. The Company agrees that the Underwriter may, but is not obligated to, make a market in the Class A Notes and that any such market making by the Underwriter may be discontinued at any time in the sole discretion of the Underwriter.

         (b) The Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with its offering of the Notes, subject to the following conditions:

(i) The Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

(ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the
                  Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by the Underwriter.

(iii) The Underwriter shall provide to CPS any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the second Business Day preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

(iv) In the event that CPS, the Company or the Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, which, in the opinion of any of CPS, the Company or the Underwriter, is material, the Underwriter shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver them to CPS for filing pursuant to Section 4(n).

4.       COVENANTS OF THE COMPANY AND CPS.

         The Company and CPS, covenant and agree with the Underwriter that:

         (a) CPS has caused the Registration Statement to become effective and as soon as reasonably practicable thereafter, shall prepare and timely file with the Commission under Rule 424(b) a Final Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance upon Rule 430A. Prior to the termination of the offering of the Notes neither CPS nor the Company will file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects and which is not in compliance with the 1933 Act Regulations. The Company will promptly advise the Underwriter (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission or any State securities commission or authority for any amendment of the Registration Statement or supplement to the Final Prospectus or for any other additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

         (b) Prior to the filing thereof with the Commission, the Company will submit to the Underwriter, for its approval after reasonable notice thereof, a copy of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement proposed to be filed or a copy of any document proposed to be filed under the 1934 Act before the termination of the offering of the Notes by the Underwriter if such document would be deemed to be incorporated by reference into the Registration Statement or Final Prospectus. The Company will use its reasonable efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

         (c) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Final Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Final Prospectus is required under the 1933 Act, as many copies of the Final Prospectus, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, or as requested, such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents filed under the 1934 Act and deemed to be incorporated by reference therein, and of all amendments thereto, as the Underwriter may from time to time reasonably request.

         (d) The Company will, and will cause the Trust to, comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Class A Notes as contemplated in this Agreement and the Final Prospectus. During the period when a prospectus is required by law to be delivered in connection with the sale of the Notes pursuant to the Underwriting Agreement, the Company will file, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Sections 13, 14, or 15(d) of the 1934 Act. If during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer in connection with the sale of any Class A Notes, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriter, it becomes necessary to amend or supplement the Final Prospectus so that the Final Prospectus as then amended or supplemented would not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Final Prospectus to comply with the 1933 Act, to promptly notify the Underwriter thereof and upon its request to prepare and file with the Commission, at the Company's own expense, an amendment or supplement which will correct such statement or omission and which will effect such compliance.

         (e) The Company will cooperate with the Underwriter in endeavoring to qualify the Notes for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company will not be obligated to qualify the Notes in any jurisdiction in which such qualification would require the Company to qualify to do business as a foreign corporation, file a general or unlimited consent to service of process or subject itself to taxation in any such jurisdiction to which it is not subject. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may request for distribution of the Notes.

         (f) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company, CPS or the Trust to register as an investment company under the 1940 Act.

         (g) Until the retirement of the Notes, the Company will deliver to the Underwriter the annual statements of compliance and the annual independent certified public accountant's reports furnished to the Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

         (h) The Company, CPS, Linc and Samco shall, from the date hereof through and including the Closing Date, furnish, or cause to be furnished, or make available, or cause to be made available, to the Underwriter or its counsel such additional documents and information regarding each of them and their respective affairs as the Underwriter may from time to time reasonably request and which the Company, CPS, Linc or Samco possesses or can acquire without unreasonable effort or expense, including any and all documentation requested in connection with the Underwriter's due diligence efforts regarding information in the Registration Statement and the Final Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company or CPS to authorize the sale of the Notes shall be satisfactory in form and substance to the Underwriter.

         (i) The Company will cause the Trust to make generally available to Class A Noteholders as soon as practicable, but no later than fifteen months after the filing of the Final Prospectus, as amended or supplemented, pursuant to Rule 424 under the 1933 Act, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such filing and satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 promulgated thereunder).

         (j) With respect to any period as to which any of the Notes are outstanding, the Company will furnish to the Underwriter copies of all reports or other communications (financial or otherwise) furnished or made available to Noteholders, and deliver to the Underwriter during such period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust or the Company with the Commission pursuant to the 1934 Act, as amended, and (ii) such additional information concerning the business and financial condition of the Company, CPS, Samco and Linc as the Underwriter may from time to time reasonably request.

         (k) On or before the Closing Date, the Company, CPS, Samco and Linc shall cause the respective computer records of the Company, CPS, Samco and Linc relating to the Receivables to be marked to show the Trust's ownership of, and the Trustee's security interest in, the Receivables, and from and after the Closing Date none of the Company, CPS, Samco or Linc shall take any action inconsistent with the Trust's ownership of, or the Trustee's security interest in, such Receivables, other than as expressly permitted by the Sale and Servicing Agreement or any other Basic Document.

         (l) To the extent, if any, that the ratings provided with respect to the Notes by either of the Rating Agencies are conditional upon the furnishing of documents or the taking of any other actions by the Company, CPS, Samco, or Linc, CPS shall, or shall cause the Company, Samco or Linc to, furnish such documents and take any such other actions.

         (m) On the Closing Date, the Company and CPS shall cause the Insurer to issue the Policy to the Trustee for the benefit of the holders of the Class A Notes in form and substance satisfactory to the Underwriter.

         (n) CPS  shall  file or  cause  to be filed  with  the  Commission,  in accordance with the No-Action Letters, any Computational Materials, ABS Term Sheets and Collateral Term Sheets provided that CPS has received such Computational Materials, ABS Term Sheets and Collateral Term Sheets at least 2 Business Days prior to the time for filing same.

         (o) CPS and the Company agree that, so long as the Notes shall be outstanding, it will deliver to the Underwriter upon request, all monthly servicing reports and any other reports available to the holders of Notes.

         (p) The Company, CPS, Samco and Linc agree that any person designated in writing by the Underwriter may consult with the proper officials and the Company, CPS, Samco and Linc shall use their reasonable efforts to arrange the cooperation of the officials of their affiliates (including, without limitation, officials in charge of servicing the Receivables) at such times and as often as you may reasonably request regarding the information required to be furnished pursuant to Section 4(o) or regarding the performance of the Company's, CPS's, Samco's or Linc's representations, warranties, covenants and agreements contained in this Agreement or the other Basic Documents or regarding the information required to be furnished pursuant to the Basic Documents. In addition, the Company, CPS, Samco and Linc agree to provide any further information and documentation as may reasonably be requested by the Underwriter regarding any of the matters set forth herein or in the Basic Documents.

5.       SURVIVAL.

         CPS, the Company, Samco and Linc agree that the representations, warranties, covenants and agreements made by them herein, in any certificate or other instrument delivered pursuant hereto and in the Basic Documents shall be deemed to be relied upon by you, notwithstanding any investigation heretofore or hereafter made by or on behalf of you, and that such representations, warranties and agreements made by CPS, the Company, Samco and Linc shall survive the delivery and payment for the Notes.

6.       COSTS AND EXPENSES.

         (a) At Closing, in consideration of the mutual promises contained herein, the Company and CPS will pay from the proceeds of this transaction to the Underwriter a structuring and securitization fee in the amount of Eight Hundred Two Thousand Four Hundred Twenty-Five Dollars ($802,425) by fedwire transfer in immediately available funds to an account designated by the Underwriter. The foregoing obligation shall be the joint and several obligation of CPS and the Company.

         (b) The Company, Samco, Linc and CPS will pay upon receipt of a written request therefor all costs, expenses and fees incident to the performance of the obligations of the Company, Samco, Linc and CPS under this Agreement and will, jointly and severally, reimburse the Underwriter for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing the Underwriter's obligations hereunder and including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company, CPS, Linc and Samco; (ii) the fees and expenses of Dewey Ballantine LLP as counsel to the Underwriter, (iii) the fees and expenses of Mayer, Brown & Platt and other counsel to CPS, the Company, Samco and Linc, if any; (iv) the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, the Preliminary Final Prospectuses, the Final Prospectus, this Agreement, the Basic Documents, the Computational Materials and the listing application in respect of the Class A Notes, the Blue Sky Survey, if any, and any supplements or amendments thereto; (v) the filing fees of the Commission; (vi) any fees charged by the Rating Agencies for rating the Notes; (vii) the fees and expenses of the Underwriter (including legal fees and expenses) in connection with compliance with Blue Sky laws; (viii) the fees and expenses of the Trustee and the Owner Trustee, the Collateral Agent, the Backup Servicer and Lockbox Processor, including the fees and disbursements of counsel for the Trustee and counsel for the Owner Trustee, the Collateral Agent, the Backup Servicer and Lockbox Processor, in connection with the Notes, the Sale and Servicing Agreement and the other Basic Documents to which any of the foregoing, as applicable, is a party; and (ix) the initial payment of Premium under the Policy. If this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company, Linc, Samco or CPS to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, except to the extent such failure to satisfy said condition or to comply with said terms shall be solely due to the default or omission of the Underwriter, then the Company, Linc, Samco and CPS, jointly and severally, shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder upon receipt of a written request therefor; but none of the Company, Samco, Linc or CPS shall in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale of the Notes. Except to the extent expressly set forth in this Section 6, the Underwriter shall be responsible for its own costs and expenses.

7.       CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER.

         The obligations of the Underwriter to purchase and pay for the Notes on the Closing Date are subject to the accuracy in all material respects as of the Closing Date of the representations and warranties of the Company, CPS, Linc and Samco contained herein, to the performance by the Company, CPS, Linc and Samco of their respective covenants and obligations hereunder and to the following additional conditions precedent:

         (a) The Registration Statement shall be effective. The Final Prospectus, and any supplement thereto, shall be filed within the applicable time period prescribed for such filing by Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

         (b) The Underwriter shall have received a letter or letters, dated as of the date of the Computational Materials, and as of the Closing Date, respectively, of KPMG Peat Marwick LLP, Certified Public Accountants, substantially in the form of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and its counsel.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties or financial position of the Company, CPS, Linc, Samco or any Affiliate of the Company or CPS which, in the judgment of the Underwriter, materially impairs the investment quality of the Notes or the ability of CPS to act as Servicer; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company, CPS, Samco, Linc or any Affiliate of the Company or CPS by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company, CPS, Samco, Linc or any Affiliate thereof (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or any suspension of trading of any securities of the Company, CPS, Samco, Linc or any Affiliate of the Company or CPS, on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or California authorities; or (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to market the Notes on the terms and in the manner set forth in the Final Prospectus.

         (d) The Company, CPS, Samco and Linc shall have furnished the Underwriter with such number of conformed copies of such opinions, certificates, letters and documents as it may reasonably request.

         (e) On the Closing Date, each of the Basic Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof. The Basic Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Underwriter.

         (f) The Underwriter shall have received evidence satisfactory to the Underwriter that (i) the Class A-1 Notes have been rated "P-1" by Moody's and "A-1+" by Standard & Poor's, respectively, and (ii) the Notes other than the Class A-1 Notes have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's, respectively.

         (g) The Underwriter shall have received from Mayer, Brown & Platt, special counsel for CPS, Samco, Linc (with respect to New York law) and the Company, opinions dated the Closing Date, addressed to the Underwriter, in a form satisfactory to the Underwriter.

         (h) The Underwriter shall have received from Pullman & Comley, LLC, special Connecticut counsel for Linc, opinions dated the Closing Date, addressed to the Underwriter in a form satisfactory to the Underwriter.

         (i) The Underwriter shall have received from Mayer, Brown & Platt, special Federal tax counsel for the Company, an opinion dated the Closing Date, addressed to the Underwriter, with respect to the status of the Trust and the Notes for federal income tax purposes.

         (j) The Underwriter shall have received from Dewey Ballantine LLP, an opinion dated the Closing Date, addressed to the Underwriter, with respect to such matters as the Underwriter shall require and the Company, Linc, Samco and CPS shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (k) The Underwriter shall have received from in-house counsel to the Trustee, the Standby Servicer, the Backup Servicer and the Collateral Agent (which counsel shall be reasonably acceptable to the Underwriter), an opinion addressed to the Underwriter dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

         (l) The Underwriter shall have received from counsel to the Owner Trustee, which counsel shall be reasonably acceptable to the Underwriter, an opinion addressed to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

         (m) The Underwriter shall have received from special Delaware counsel to the Trust, which counsel shall be reasonably acceptable to the Underwriter, an opinion addressed to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

         (n) The Underwriter shall have received from in-house counsel to the Insurer, an opinion addressed to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

         (o) At the Closing Date, the Underwriter shall have received any and all opinions of counsel to the Company and CPS supplied to the Rating Agencies and the Insurer relating to, among other things, the interest of the Trustee in the Receivables and the other Trust Property and the proceeds thereof and certain monies due or to become due with respect thereto, certain bankruptcy issues and certain matters with respect to the Notes. Any such opinions shall be addressed to the Underwriter or shall indicate that the Underwriter may rely on such opinions as though they were addressed to the Underwriter, and shall be dated the Closing Date.

         (p) At the Closing Date, the Company, CPS, Linc and Samco shall have furnished to the Underwriter a certificate, dated the Closing Date, of the President, the Chief Financial Officer or any Vice President of the Company, CPS, Linc or Samco, as the case, may be, in which each such officer shall state that: (i) the representations and warranties of the Company, CPS, Linc or Samco, as applicable, in this Agreement are true and correct on and as of the Closing Date; (ii) the Company, CPS, Linc or Samco, as applicable, has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under each of the other Basic Documents at or prior to the Closing Date; (iii) the representations and warranties of the Company, CPS, Linc or Samco, as applicable, in each of the Basic Documents are true and correct as of the dates specified therein; (iv) with respect to the certificate delivered by CPS, the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission; (v) with respect to the certificates delivered by CPS and the Company, he or she has carefully examined the Registration Statement and the Final Prospectus and, in his or her opinion, as of the Effective Date of the Registration Statement, the statements contained in the Registration Statement were true and correct, as of the date of the Final Prospectus, the statements contained in the Final Prospectus were true and correct, and as of the Closing Date the Registration Statement and the Final Prospectus do not contain any untrue statement of a material fact or omit to state a material fact with respect to the Company, CPS, Linc or Samco necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the Effective Date of the Registration Statement, no event has occurred with respect to the Company, CPS, Linc or Samco which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment; and (vi) with respect to the certificate delivered by the Company and CPS, subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has been no material adverse change, or any development with respect to the Company, CPS, Linc or Samco which could reasonably be expected to result in a material adverse change, in or affecting particularly the business or properties of the Trust, the Company, CPS, Linc or Samco, except as contemplated by the Final Prospectus or as described in such certificate.

         (q) The Underwriter shall have received evidence satisfactory to it that the Insurer shall have issued the Policy to the Trustee for the benefit of the Class A Noteholders in Form and substance satisfactory to the Underwriter.

         (r) The Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, the Financing Statements have been filed in
(i) the office of the Secretary of State of the State of California reflecting the sale and assignment of the interest of CPS in the CPS Receivables included in the Receivables and the related other Trust Property and the proceeds thereof to the Company, (ii) the office of the Secretary of State of the State of Texas reflecting the sale and assignment of the interest of Samco in the Samco Receivables included in the Receivables and the related other Trust Property and the proceeds thereof to the Company, (iii) the office of the Secretary of State of the State of Connecticut reflecting the sale and assignment of the interest of Linc in the Linc Receivables included in the Receivables and the related other Trust Property and the proceeds thereof to the Company, (iv) the office of the Secretary of State of California reflecting the sale and assignment of the interest of the Company in the Receivables and the related other Trust Property and the proceeds thereof to the Trust and (v) the office of the Secretary of State of Delaware reflecting the transfer of the interest of the Trust in the Receivables and the related other Trust Property and the proceeds thereof to the Trustee.

         (s) The Company shall have furnished to the Underwriter either (i) a certificate of a responsible officer of FSA stating, or (ii) an executed agreement by FSA by which it represents and warrants, that the information contained in the sections of the Prospectus Supplement entitled "The Policy", "The Insurer" and with respect to the Insurer, the financial information incorporated therein by reference under the heading "Where You Can Find More Information", are true and correct in all material respects.

         (t) The Company shall have furnished to the Underwriter from counsel in each state in which 10% or more of the Obligors on the Receivables, by aggregate principal balance, are located, a favorable opinion as to the lack of necessity of noting the Trust's security interest on the certificates of title for the Financed Vehicles to maintain its first priority security interest, subject to certain exceptions and qualifications.

         (u) All proceedings in connection with the transactions contemplated by this Agreement, the Sale and Servicing Agreement and each of the other Basic Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Underwriter.

         (v) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

         (w) The Underwriter shall have received a certificate of the Owner Trustee regarding the execution of the Notes. The Underwriter shall have received a certificate of the Trustee regarding the acceptance and authentication of the Notes.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to Dewey Ballantine LLP, counsel for the Underwriter.

         In rendering the above-mentioned opinions, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of CPS, the Company, Samco, Linc, the Trust and public officials. In rendering such opinion, such counsel may rely to the extent deemed proper and as stated therein, as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, and opinions of local counsel satisfactory to the special counsel for the Underwriter. Each opinion shall be addressed to the Underwriter.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the Notes required to be delivered as and when specified in this Agreement are subject to the condition that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.       INDEMNIFICATION.

         (a) (i) The Company, Samco, Linc and CPS, jointly and severally, agree to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, claims, damages or liabilities to which the Underwriter or any such other person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto (other than information contained therein under the heading "the Insurer" and information incorporated by reference under such heading), or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Underwriter and each such person within 30 days of presentation of a written request therefor for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not the Underwriter or such person is a party to any action or proceeding; provided, however, that none of the Company, Samco, Linc, nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of the Underwriter specifically for use therein; provided, further, that none of the Company, Samco, Linc nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, except to the extent expressly provided in (ii) below. This indemnity agreement will be in addition to any liability which the Company, Samco, Linc or CPS may otherwise have. The indemnity agreement of the Company, Samco, Linc and CPS in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or in the Final Prospectus, or any amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of the Underwriter if the Underwriter failed to send or give a copy of the Final Prospectus, as applicable (as amended or supplemented, if the Company or CPS, as the case may be, shall have furnished any amendment or supplement thereto to the Underwriter, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the Final Prospectus, as applicable, as so amended or supplemented, was required under the 1933 Act to be delivered to such person.

         (ii) The Company, Samco, Linc and CPS, jointly and severally, agree to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the indemnity from each of the Company and CPS contained in (i) above, against any losses, claims, damages or liabilities to which such person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials, any ABS Term Sheet or any Collateral Term Sheet provided by the Underwriter or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, not misleading (in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission results from the failure of the Company Provided Information to be accurate in all material respects) will reimburse each such party within 30 days of written request therefor for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related thereto, whether or not such person is a party to any action or proceeding. The obligations of each of the Company, Samco, Linc and CPS under this subsection (ii) shall be in addition to any other liability which such party may otherwise have. "Company Provided Information" means the information contained in the data tape delivered by CPS to the Underwriter dated as of October 22, 1998 containing information with respect to the Receivables as of the Cutoff Date, as well as any static pool information set forth in the Computational Materials.

         (iii) CPS, Samco, Linc, the Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company, Samco, Linc or CPS for inclusion in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendments or supplements thereto, consists of the information set forth in the third sentence of the third paragraph on the front cover page and in the fourth paragraph on the front cover page of the Final Prospectus concerning the terms of the offering by the Underwriter (insofar as such information relates to the Underwriter), and the information under the caption "Underwriting" in the Prospectus Supplement (the "Underwriter Information").

         (b) (i) The Underwriter will indemnify and hold harmless each of CPS, Samco, Linc and the Company, each of their directors, officers, employees and agents and each person, if any, who controls CPS, Samco, Linc or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from each of the Company, Samco, Linc and CPS to the Underwriter, its directors, officers, employees and agents and each person who controls the Underwriter, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon the Underwriter Information. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         (ii) The Underwriter agrees to indemnify and hold harmless the Company, CPS, Samco, Linc, the respective officers, directors, employees and agents of any such party, and each person who controls the Company, CPS, Samco or Linc within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, if any, against any losses, claims, damages or liabilities to which such person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials, any ABS Term Sheet or any Collateral Term Sheet distributed by the Underwriter or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made (except in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission results from the failure of the Company Provided Information to be accurate in all material respects); and will reimburse each such party within 30 days of written request therefor for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related thereto, whether or not such person is a party to any action or proceeding. The obligations of the Underwriter under this subsection (ii) shall be in addition to any other liability which the Underwriter may otherwise have.

         (iii) The Underwriter shall, no later than the Business Day prior to the date on which the Prospectus is required to be filed pursuant to Rule 424, provide to CPS for filing with the Commission on Form 8-K a copy of any Computational Materials delivered by the Underwriter to any prospective purchaser of Notes.

         (c) In case any proceeding (including any governmental investigation shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for indemnity or contribution or otherwise than on account of the provisions of Section 9(a) or (b), except and only to the extent such omission so to notify shall have materially prejudiced the indemnifying party under Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation of an invoice) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iv) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 9(a) and by CPS in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) (i) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under
Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, CPS, Samco and Linc on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, CPS, Samco or Linc on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, CPS, Samco and Linc on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, CPS, Samco and Linc bear to the total underwriting discounts and commissions, received by the Underwriter (in each case as set forth in the table on the cover page of the Final Prospectus). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, CPS, Samco or Linc on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (ii) The Company, CPS, Samco, Linc and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the limitations set forth above. Notwithstanding the provisions of this Section 9(d), (A) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by the Underwriter and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) In any proceeding relating to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The obligations of the Company and CPS pursuant to Section 6, the indemnity and contribution agreements contained in this Section 9 and the representations and warranties of each of the Company, CPS, Samco and Linc set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, the Company, CPS, Samco, Linc or their respective directors, officers, employees or agents or any persons controlling the Underwriter, the Company, CPS, Samco or Linc, (ii) acceptance of any Notes and payment thereof or hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, the Company, CPS, Samco or Linc, their respective directors, officers, employees or agents, or any person controlling the Underwriter, the Company, CPS, Samco or Linc shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows or to such other address as may be designated by a party hereto by prior written notice to all other parties:

                  if to the Underwriter, to the following address:

                  Wheat First Securities, Inc. acting through
                  First Union Capital Markets, a division of
                  Wheat First Securities, Inc.
                  One First Union Center, TW-9
                  301 South College Street
                  Charlotte, NC 28288-0610
                  Attention:  Reggie Imamura and
                              Rodney Sanders
                  Facsimile No.:  (704) 374-3254

                  if to the Company, at the following address:

                  CPS Receivables Corp.
                  2 Ada
                  Irvine, California  92618
                  Attention:     Charles Bradley, Jr.
                  Facsimile No.:  (949) 753-6805

                  if to CPS, at the following address:

                  Consumer Portfolio Services, Inc.
                  2 Ada
                  Irvine, California  92618
                  Attention:     Charles Bradley, Jr.
                  Facsimile No.:  (949) 753-6805

                  if to Samco, at the following address:

                  Samco Acceptance Corp.
                  8150 N.  Central Expressway
                  Suite 600
                  Lock-Box 39
                  Dallas, Texas  75206
                  Attention:  Alex B. Louis
                  Facsimile No.:  (214) 691-2166
                  if to Linc, at the following address:

                  Linc Acceptance Company LLC
                  One Selleck Street
                  Norwalk, Connecticut  06855
                  Attention:  Joe Gilbert
                  Facsimile No.:  (203) 838-7390

11.      TERMINATION.

         (a) This Agreement may be terminated by the Underwriter by notice to the Company as follows:

                  (i) at any  time  prior  to the  Closing  Date,  if any of the following has occurred: (A) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in the business, properties, results of operations, financial condition or business prospects of CPS, Samco, Linc or the Company, whether or not arising in the ordinary course of business, (B) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change in the financial markets of the United States would, in the Underwriter's reasonable judgment, make it impracticable to market the Notes or to enforce contracts for the sale of the Notes, (C) any suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Securities and Exchange Commission or any other governmental authority, (D) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, CPS, Samco or Linc, (E) declaration of a banking moratorium by United States or New York State authorities, (F) any downgrading or the giving of notice of any intended or potential downgrading in the rating of the Company's CPS's, Samco's or Linc's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1934 Act), (G) the suspension of trading of the Common Stock by the Commission on the New York Stock Exchange or (H) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (ii) as provided in Section 7 of this Agreement.

         (b) Unless the Underwriter has breached its obligations under this Agreement, this Agreement may not be terminated by CPS, the Company, Samco, and Linc without the written consent of the Underwriter until after March 31, 1999.

         (c) In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Sections 6 or 9 hereof.

12.      SUCCESSORS.

         Subject to the following sentence, this Agreement has been and is made solely for the benefit of the Underwriter, CPS, Samco, Linc and the Company and their respective successors, executors, administrators, heirs and assigns, and the respective affiliates, officers, directors, employees, agents and controlling persons referred to herein, except that no Purchaser will be bound by any part of this Agreement. No other person will have any right or obligation hereunder.

13.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         (B) THE UNDERWRITER, CPS, THE COMPANY, SAMCO, AND LINC HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE RESPECTIVE ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE UNDERWRITER, CPS, THE COMPANY, SAMCO, AND LINC EACH HEREBY IRREVOCABLY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY OBJECTION TO JURISDICTION, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY OF THE UNDERWRITER, CPS, THE COMPANY, SAMCO, OR LINC, AS THE CASE MAY BE, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE UNDERWRITER OR ITS PROPERTY OR CPS, THE COMPANY, SAMCO, OR LINC OR THEIR PROPERTY IN THE COURT OF ANY OTHER JURISDICTION.

         (C) THE UNDERWRITER, CPS, THE COMPANY, SAMCO, AND LINC EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

14.      MISCELLANEOUS.

         (a) The reimbursement, indemnification and contribution agreements contained in this Agreement, the obligations of the Company, CPS, Samco and Linc under Section 6 and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or the Company, CPS, Samco, Linc or their respective directors, officers, employees or agents or any controlling person of the Underwriter, the Company, CPS, Samco or Linc indemnified herein and (iii) delivery of and payment for the Notes under this Agreement.

         (b) The Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

         (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         (e) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         (f) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                    [Rest of page intentionally left blank.]

         If the foregoing Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the parties and signatories hereto in accordance with its terms.

                               Very truly yours,

                               CPS RECEIVABLES CORP


                               By:
                                  Name:
                                  Title:


                               CONSUMER PORTFOLIO SERVICES, INC.


                               By:
                                  Name:
                                  Title:


                                SAMCO ACCEPTANCE CORP.


                                By:
                                   Name:
                                   Title:


                                LINC ACCEPTANCE COMPANY LLC


                                By:
                                   Name:
                                   Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

WHEAT FIRST SECURITIES, INC. acting through
FIRST UNION CAPITAL MARKETS, a
division of WHEAT FIRST SECURITIES, INC.


By:
   Name:
   Title:

                                                               SCHEDULE I


                        Principal Amount             Purchase
         Class          to be Purchased                Price
         -----          ---------------           ---------------
          A-1               $32,500,000           $ 32,369,970.75
          A-2               $77,500,000           $ 77,110,353.25
          A-3               $81,375,000           $ 80,934,972.83
          A-4              $100,000,000           $ 99,442,770.00
          A-5               $18,625,000           $ 18,496,262.14
         Total             $310,000,000           $308,354,328.96
         =====             ============           ===============